Exhibit 99

OraSure contact:

Ronald H. Spair

Chief Financial Officer

610-882-1820

Investorinfo@orasure.com

www.orasure.com

ORASURE TECHNOLOGIES AND SCHERING-PLOUGH TO

SETTLE PATENT INFRINGEMENT LITIGATION

BETHLEHEM, PA., – November 14, 2007 – OraSure Technologies, Inc. (NASDAQ: OSUR) today announced that an agreement has been reached on the principal terms to settle its pending patent infringement litigation against Schering-Plough Healthcare Products, Inc. (NYSE: SGP). The settlement is subject to completion and execution of a final settlement agreement.

Under the terms of the settlement, Schering-Plough will receive a license to OraSure’s patents in the U.S. OTC market and OraSure will receive payments of past and future royalties. “We are pleased that a settlement has been reached in our pending litigation with Schering-Plough,” said Douglas A. Michels, President and CEO of OraSure Technologies.

The litigation was commenced in 2004 when OraSure filed a lawsuit in the U.S. District Court for the Eastern District of Pennsylvania alleging that Schering-Plough’s manufacture and sale of its Dr. Scholls® Freeze Away® cryosurgical wart removal product in the U.S. over-the-counter market infringed several OraSure patents. Because an agreement on settlement terms has been reached, this matter was administratively dismissed by the District Court.

About OraSure Technologies

OraSure Technologies develops, manufactures and markets oral fluid specimen collection devices using proprietary oral fluid technologies, diagnostic products including immunoassays and other in vitro diagnostic tests, and other medical devices. These products are sold in the United States as well as internationally to various clinical laboratories, hospitals, clinics, community-based organizations and other public health organizations, distributors, government agencies, physicians’ offices, and commercial and industrial entities.

Forward-Looking Statements

This press release contains certain forward-looking statements, including with respect to payments, royalties and settlement of litigation. Actual results could be significantly different. Factors that could affect results include the ability to market and sell products; changes in relationships, including disputes or disagreements, with strategic partners and reliance on strategic partners for the performance of critical activities under collaborative arrangements; failure of distributors or other customers to meet purchase forecasts or minimum purchase requirements for the Company’s products; impact of competitors, competing products and technology changes; ability to develop, commercialize and market new products; market acceptance of oral fluid testing or other products; changes in market acceptance of products based on product performance; continued bulk purchases by customers, including governmental agencies, and the ability to fully deploy those purchases in a timely manner; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical product components; availability of related products produced by third parties or products required for use of our products; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; history of losses and ability to achieve sustained profitability; volatility of our stock price; uncertainty relating to patent protection; uncertainty and costs of litigation relating to patents and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally; loss or impairment of sources of capital; ability to meet financial covenants in agreements with financial institutions; ability to retain qualified personnel; exposure to patent infringement, product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks and civil unrest; ability to complete consolidation or restructuring activities; ability to identify, complete and realize the full benefits of potential acquisitions; and general political, business and economic conditions. These and other factors are discussed more fully in the Securities and Exchange Commission (“SEC”) filings of OraSure Technologies, including its registration statements, its Annual Report on Form 10-K for the year ended December 31, 2006, its Quarterly Reports on Form 10-Q, and its other filings with the SEC. Although forward-looking statements help to provide complete information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.

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